EXHIBIT 2.1





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                        AGREEMENT AND PLAN OF MERGER





                       DATED AS OF SEPTEMBER 19, 1999





                                   AMONG




                        NICHOLS RESEARCH CORPORATION,


                        COMPUTER SCIENCES CORPORATION


                                    AND


                        NEVADA ACQUISITION CORPORATION



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

                              TABLE OF CONTENTS


                                                                        Page
                                                                        ----

ARTICLE 1  THE MERGER...................................................  1


     Section 1.1. The Merger............................................  1


     Section 1.2. Effective Time........................................  1


     Section 1.3. Closing of the Merger.................................  2


     Section 1.4. Effects of the Merger.................................  2


     Section 1.5. Certificate of Incorporation and Bylaws...............  2


     Section 1.6. Directors.............................................  2


     Section 1.7. Officers..............................................  3


     Section 1.8. Conversion of Shares..................................  3


     Section 1.9. No Appraisal Rights...................................  4


     Section 1.10. Exchange of Certificates.............................  4


     Section 1.11. Stock Options........................................  6


     Section 1.12. Confidentiality Agreement............................  7


ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  8


     Section 2.1. Organization and Qualification; Subsidiaries..........  8


     Section 2.2. Capitalization of the Company and its Subsidiaries....  8


     Section 2.3. Authority Relative to this Agreement; Recommendation.. 10


     Section 2.4. SEC Reports; Financial Statements..................... 10


     Section 2.5. Information Supplied.................................. 11


     Section 2.6. Consents and Approvals; No Violations................. 11


     Section 2.7. No Default............................................ 12


     Section 2.8. No Undisclosed Liabilities; Absence of Changes........ 12

                                     i

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     Section 2.9. Litigation............................................ 13


     Section 2.10. Compliance with Applicable Law....................... 13


     Section 2.11. Employee Benefit Plans; Labor Matters................ 13


     Section 2.12. Environmental Laws and Regulations................... 16


     Section 2.13. Taxes................................................ 17


     Section 2.14. Leased and Owned Property............................ 19


     Section 2.15. Intellectual Property; Software...................... 20


     Section 2.16. Insurance............................................ 24


     Section 2.17. Tax Treatment; Pooling............................... 25


     Section 2.18. Affiliates........................................... 25


     Section 2.19. Certain Business Practices........................... 25


     Section 2.20. Insider Interests.................................... 25


     Section 2.21. Opinion of Financial Adviser......................... 25


     Section 2.22. Brokers.............................................. 25


     Section 2.23. Disclosure........................................... 26


     Section 2.24. No Existing Discussions.............................. 26


     Section 2.25. Section 203 of the DGCL; Other Takeover Laws......... 26


     Section 2.26. Government Contracts................................. 26


     Section 2.27. No Research Grants................................... 28


     Section 2.28. Investigative Proceedings............................ 28


     Section 2.29. Health Care Business................................. 29


     Section 2.30. Licenses and Governmental Authorizations............. 29


     Section 2.31. Year 2000 Compliance................................. 29


                                     ii


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ARTICLE 3  REPRESENTATIONS AND WARRANTIES  OF PARENT AND ACQUISITION.... 30


     Section 3.1. Organization.......................................... 30


     Section 3.2. Capitalization of Parent and its Subsidiaries......... 31


     Section 3.3. Authority Relative to this Agreement; Recommendation.. 32


     Section 3.4. SEC Reports; Financial Statements..................... 32


     Section 3.5. Information Supplied.................................. 33


     Section 3.6. Consents and Approvals; No Violations................. 33


     Section 3.7. No Default............................................ 33


     Section 3.8. No Undisclosed Liabilities; Absence of Changes........ 34


     Section 3.9. Litigation............................................ 34


     Section 3.10. Compliance with Applicable Law....................... 34


     Section 3.11. Employee Benefit Plans; Labor Matters................ 35


     Section 3.12. Environmental Laws and Regulations................... 36


     Section 3.13. Tax Matters.......................................... 36


     Section 3.14. Title to Property.................................... 36


     Section 3.15. Intellectual Property; Software...................... 37


     Section 3.16. Insurance............................................ 37


     Section 3.17. No Prior Activities of Acquisition................... 37


     Section 3.18. Tax Treatment; Pooling............................... 37


     Section 3.19. Affiliates........................................... 37


     Section 3.20. Certain Business Practices........................... 38


     Section 3.21. Insider Interests.................................... 38


     Section 3.22. Disclosure........................................... 38


     Section 3.23. Brokers.............................................. 38

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     Section 3.24. Year 2000 Compliance................................. 38


ARTICLE 4  COVENANTS.................................................... 39


     Section 4.1. Conduct of Business of the Company.................... 39


     Section 4.2. Conduct of Business of Parent......................... 41


     Section 4.3. Preparation of S-4 and the Proxy Statement............ 42


     Section 4.4. Other Potential Acquirers............................. 42


     Section 4.5. Comfort Letters....................................... 44


     Section 4.6. Meeting of Company Stockholders....................... 44


     Section 4.7. Stock Exchange Listing................................ 45


     Section 4.8. Access to Information................................. 45


     Section 4.9. Additional Agreements; Reasonable Efforts............. 46


     Section 4.10. Public Announcements................................. 46


     Section 4.11. Directors' and Officers' Insurance; Indemnification.. 46


     Section 4.12. Notification of Certain Matters...................... 47


     Section 4.13. Affiliates; Pooling; Tax Free Reorganization......... 48


     Section 4.14. State Takeover Laws.................................. 48


     Section 4.15. Employee Benefits.................................... 49


ARTICLE 5  CONDITIONS TO CONSUMMATION OF THE MERGER..................... 49


     Section 5.1. Conditions to Each Party's Obligations to Effect
                  the Merger............................................ 49


     Section 5.2. Conditions to the Obligations of the Company.......... 50


     Section 5.3. Conditions to the Obligations of Parent and
                  Acquisition........................................... 51


ARTICLE 6  TERMINATION; AMENDMENT; WAIVER............................... 52


     Section 6.1. Termination........................................... 52


     Section 6.2. Effect of Termination................................. 54


     Section 6.3. Fees and Expenses..................................... 54

                                     iv

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     Section 6.4. Amendment............................................. 55


     Section 6.5. Extension; Waiver..................................... 55


ARTICLE 7  MISCELLANEOUS................................................ 56


     Section 7.1. Nonsurvival of Representations and Warranties......... 56


     Section 7.2. Entire Agreement; Assignment.......................... 56


     Section 7.3. Validity.............................................. 56


     Section 7.4. Notices............................................... 56


     Section 7.5. Governing Law......................................... 57


     Section 7.6. Descriptive Headings.................................. 57


     Section 7.7. Parties in Interest................................... 57


     Section 7.8. Certain Definitions................................... 57


     Section 7.9. Personal Liability.................................... 58


     Section 7.10. Specific Performance................................. 58


     Section 7.11. Counterparts......................................... 58
















                                     v

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                          TABLE OF DEFINED TERMS

                          ----------------------



                                       Cross Reference
Term                                    in Agreement                 Page

----                                   ---------------               ----


Acquisition............................Preamble....................... 1
Affiliate..............................Section 7.8(a).................54
Agreement..............................Preamble....................... 1
business combination...................Section 2.25...................25
business day...........................Section 7.8(c).................55
capital stock..........................Section 7.8(d).................55
Certificates...........................Section 1.10(b)................ 4
Closing Date...........................Section 1.3.................... 2
Closing................................Section 1.3.................... 2
Code...................................Preamble....................... 1
Company Affiliates.....................Section 2.18...................24
Company Board..........................Section 2.3(a)................. 9
Company Disclosure Schedule............Article 2...................... 7
Company Financial Advisor..............Section 2.21...................24
Company Permits........................Section 2.10...................12
Company Plans..........................Section 1.11(a)................ 6
Company................................Preamble....................... 1
Company SEC Reports....................Section 2.4(a).................10
Company Securities.....................Section 2.2(a)................. 8
Company Stock Option...................Section 1.11(a)................ 6
Company Stock Options..................Section 1.11(a)................ 6
Confidentiality Agreement..............Section 1.12................... 7
Copyrights.............................Section 2.15(a)................19
Designated Software Agreements.........Section 2.15(i)................23
DGCL...................................Section 1.1.................... 1
Effective Time.........................Section 1.2.................... 2
Employee Plans.........................Section 2.11(a)................13
Environmental Claim....................Section 2.12(b)................16
Environmental Laws.....................Section 2.12(a)................15
ERISA Affiliate........................Section 2.11(a)................13
ERISA..................................Section 2.11(a)................12
Exchange Act...........................Section 2.2(c)................. 9
Exchange Agent.........................Section 1.10(a)................ 4
Exchange Fund..........................Section 1.10(a)................ 4
FCPA...................................Section 2.19...................24
Governmental Entity....................Section 2.6....................11
group health plan......................Section 2.11(b)................14

HSR Act................................Section 2.6.....................10

Incentive Stock Options................Section 1.11(a)................. 6
Indemnified Liabilities................Section 4.11....................45
Indemnified Persons....................Section 4.11....................44
Intellectual Property..................Section 2.15(a).................19
interested stockholder.................Section 2.25....................25
IRS....................................Section 2.11(a).................13
ISO....................................Section 1.11(a)................. 6
Knowledge..............................Section 7.8(e)..................55
Known..................................Section 7.8(e)..................55
Licensed Software......................Section 2.15(g).................22
Licensed Software Agreements...........Section 2.15(h).................22
Licensed Technology Agreements.........Section 2.15(h).................22
Lien...................................Section 2.2(b).................. 9
Marks..................................Section 2.15(a).................19
Material Adverse Effect................Section 2.1(a).................. 7
Material Adverse Effect................Section 3.1(a)..................29
Merger Certificate.....................Section 1.2..................... 1
Merger Consideration...................Section 1.8(a).................. 3
Merger.................................Section 1.1..................... 1
multi-employer plan....................Section 2.11(b).................13 multiple employer plan.................Section 2.11(b).................13
Notice of Change.......................Section 4.4(b)..................41
NYSE...................................Section 1.10(f)................. 6
Other Licensed Technology Agreements...Section 2.15(h).................22
Owned Software.........................Section 2.15(g).................22
Parent Affiliates......................Section 3.19....................35
Parent Common Stock....................Section 1.8(a).................. 3
Parent Intellectual Property Rights....Section 3.15(a).................35
Parent Permits.........................Section 3.10....................33
Parent.................................Preamble........................ 1
Parent Rights Agreement................Section 3.2(a)..................29
Parent Rights..........................Section 3.2(a)..................29
Parent SEC Reports.....................Section 3.4(a)..................30
Parent Securities......................Section 3.2(a)..................30
Patents................................Section 2.15(a).................19
Payor..................................Section 2.30....................28
Person.................................Section 7.8(f)..................55
Pooling Transaction....................Section 2.17....................24
Proxy Statement........................Section 2.5.....................10
S-4....................................Section 2.5.....................10
SEC....................................Section 2.4(a).................. 9
Securities Act.........................Section 2.4(a).................. 9
Shares.................................Section 1.8(a).................. 2
Software...............................Section 2.15(a).................19


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subsidiaries...........................Section 7.8(g)..................55

subsidiary.............................Section 7.8(g)..................55

Superior Proposal......................Section 4.4(c)..................42

Surviving Corporation..................Section 1.1..................... 1
Tax Return.............................Section 2.13(a).................16
Tax....................................Section 2.13(a).................16
tax-exempt use property................Section 2.13(k).................18
Third Party Acquisition................Section 4.4(c)..................41
Third Party............................Section 4.4(c)..................41
Trade Secrets..........................Section 2.15(a).................19

                           AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 19, 1999, is among NICHOLS RESEARCH CORPORATION, a Delaware corporation (the "Company"), COMPUTER SCIENCES CORPORATION, a Nevada corporation ("Parent"), and NEVADA ACQUISITION CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Acquisition").


     WHEREAS, the Boards of Directors of the Company, Parent and Acquisition each has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is advisable, is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;


     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and


     WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes.


     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:


                                  ARTICLE 1



                                 THE MERGER


     Section 1.1.  The Merger.
                   ----------
     At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code.


     Section 1.2.  Effective Time.
                   --------------
     Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as Parent and the Company may agree upon and set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the "Effective Time").


     Section 1.3.  Closing of the Merger.
                   ---------------------
     The closing of the Merger (the "Closing") will take place at 10:00 a.m., Los Angeles time, on November 29, 1999, unless on such date one or more of the conditions set forth in Article 5 hereof has not been satisfied or waived, in which event the Closing will take place on a date and time to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in
Article 5 (the "Closing Date"), at the offices of Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California 90071, unless another place is agreed to in writing by the parties hereto.


     Section 1.4.  Effects of the Merger.
                   ---------------------
     The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.


     Section 1.5.  Certificate of Incorporation and Bylaws.
                   ---------------------------------------
     The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided, however, that Article IV of the Certificate of Incorporation of the Company shall be amended in its entirety to read as follows: "The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000), $.01 par value per share, to be designated 'Common Stock'." The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.


     Section 1.6.  Directors.
                   ---------
     The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.


     Section 1.7.  Officers.
                   --------
     The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.


     Section 1.8.  Conversion of Shares.
                   --------------------


          (a) At the Effective Time, each share of common stock, par value $.01 per share, of the Company (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury and (ii) each Share held by Parent or Acquisition) shall, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the

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holder thereof, be converted into and shall become a fraction of a fully paid and nonassessable share of common stock, $1.00 par value per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio, as defined below.
Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Parent Rights (as such term is defined in Section 3.2(a) hereof). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.


          (b) For all purposes of this Agreement, the following definitions shall apply:


               (i)     "Initial Parent Price" means $66.194 per share.


               (ii) "Final Parent Price" means the average closing price of Parent Common Stock on the New York Stock Exchange for fifteen trading days selected by lot out of the twenty consecutive trading days next preceding the third trading day prior to the date of the meeting of stockholders of the Company set forth in the Proxy Statement (as defined below) initially sent to holders of Shares.


               (iii)    "Exchange Ratio" means a fraction:


                         (A) the numerator of which is $28.00 and the
denominator of which is the Initial Parent Price, if the difference (positive or negative) between the Final Parent Price and the Initial Parent Price equals a number that is less than or equal to ten percent (10%) of the Initial Parent Price;


                         (B) the numerator of which is $30.80 and the
denominator of which is the Final Parent Price, if the Final Parent Price exceeds the Initial Parent Price by an amount in excess of ten percent (10%) of the Initial Parent Price;


                         (C) the numerator of which is $25.20 and the
denominator of which is the Final Parent Price if the Initial Parent Price exceeds the Final Parent Price by an amount in excess of ten percent (10%) of the Initial Parent Price but less than or equal to 20% of the Initial Parent Price; and


                         (D) the numerator of which is $25.20 and the
denominator of which is 80% of the Initial Parent Price if the Initial Parent Price exceeds the Final Parent Price by an amount in excess of 20% of the Initial Parent Price.


          (c)	At the Effective Time, each outstanding share of the common
stock, par value $.01 per share, of Acquisition shall be converted into one share of common stock, par value $.01 per share, of the Surviving
Corporation.

          (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Acquisition or the Company, be canceled, retired and cease to exist and no payment shall be made with respect thereto.


     Section 1.9.  No Appraisal Rights.
                   -------------------
     Neither the holders of Shares nor the holders of shares of Parent Common Stock shall be entitled to appraisal rights.


     Section 1.10.  Exchange of Certificates.
                    ------------------------


          (a) As of the Effective Time, Parent shall deposit with ChaseMellon Shareholder Services, L.L.C., or, following consultation with the Company, such other agent or agents (the "Exchange Agent") as may be appointed by Parent and Acquisition, for the benefit of the holders of Shares, for exchange in accordance with this Article 1, through the Exchange
Agent: (i) certificates representing the appropriate number of shares of Parent Common Stock and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
1.8 in exchange for outstanding Shares.


          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.


          (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.


          (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent, may, in its discretion, require the delivery of a suitable bond and/or indemnity.


          (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.


          (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Parent Common Stock as reported on the New York

Stock Exchange (the "NYSE") Composite Transactions on the business day five days prior to the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.


          (g) Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any applicable dividends or distributions with respect to Parent Common Stock, as the case may be.


          (h) Neither Parent nor the Company shall be liable to any holder of Shares, or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


     Section 1.11.  Stock Options.
                    -------------


          (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to the plans set forth on Section 1.11(a) of the Company Disclosure Schedule, whether vested or unvested, shall be assumed by Parent (all plans or agreements described above pursuant to which any Company Stock Option has been issued are referred to collectively as the "Company Plans"). Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock, rounded to the nearest whole number, as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the product of the number of shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option times the Exchange Ratio; provided, however, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options" or "ISOs"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.


          (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Plans, and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger).


          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section 1.11. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by persons who are or were directors, officers or employees of the Company or its subsidiaries and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Company Stock Options remain outstanding.


     Section 1.12.  Confidentiality Agreement.
                    -------------------------
     The Company and Parent have entered into a confidentiality agreement, dated as of August 26, 1999 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit D.



                                  ARTICLE 2



                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Except as set forth on the appropriately numbered and lettered Section of the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent and Acquisition as follows:


     Section 2.1.  Organization and Qualification; Subsidiaries.
                   --------------------------------------------


          (a) Each of the Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect" means any change or effect that (i) is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as whole, other than any change or effect arising out of general economic conditions unrelated to any business in which the Company and its subsidiaries are engaged, or (ii) impairs or is reasonably likely to impair the ability of the Company to consummate the transactions contemplated hereby.

          (b) The Company has heretofore delivered to Parent accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and all of its subsidiaries. Each of the Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.


     Section 2.2.  Capitalization of the Company and its Subsidiaries.
                   --------------------------------------------------


          (a)  The authorized capital stock of the Company consists of:
30,000,000 Shares, of which, as of August 31, 1999, 14,209,179 Shares were issued and outstanding and 168,500 Shares were held in the Company's treasury. All of the outstanding Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of August 31, 1999, 1,522,870 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. Between August 31, 1999 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on August 31, 1999, and, between August 31, 1999 and the date hereof, no stock options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exercisable or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.


          (b) Section 2.2(b) of the Company Disclosure Schedule identifies each subsidiary of the Company as of the date hereof and shows the jurisdiction of incorporation or organization of each such subsidiary. All of the outstanding capital stock of the Company's subsidiaries (other than directors' qualifying shares in the case of certain foreign subsidiaries) is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exercisable or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any agreement to grant any of the foregoing.


          (c) The Shares (including the associated Company Rights) constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     Section 2.3.  Authority Relative to this Agreement; Recommendation.
                   ----------------------------------------------------


          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, with respect to consummation of the Merger, the adoption of this Agreement by the holders of a majority of the then outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.


          (b) The Company Board has resolved to recommend that the stockholders of the Company approve and adopt this Agreement.


     Section 2.4.	SEC Reports; Financial Statements.
                    ---------------------------------


          (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since August 31, 1996, each of which, as amended, has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered or promptly will deliver to Parent, in the form filed with the SEC (including any amendments thereto and all exhibits), (i) its Annual Reports on Form 10-K for each of the fiscal years ended August 31, 1996, 1997 and 1998, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since August 31, 1996 and (iii) all other reports or registration statements filed by the Company with the SEC since August 31, 1996 (all of the foregoing, collectively, the "Company SEC Reports"). None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, or, if amended, to the extent amended on the date of filing of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports, as amended therein, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.


          (b) The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of any amendments or modifications, which are or will be required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act.


     Section 2.5.  Information Supplied.
                   -------------------
     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of the Company and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement, insofar as it relates to the meeting of the Company's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.


     Section 2.6.  Consents and Approvals; No Violations.
                   -------------------------------------
Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and except for certain foreign governmental approvals and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority, whether domestic or foreign (a "Governmental Entity"), is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notices would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, amendment, cancellation or acceleration or any Lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, or (in any material respect) any material law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.


     Section 2.7.  No Default.
                   ----------
     None of the Company or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, in any material respect or (iii) any order, writ, injunction, decree, or (in any material respect) any material law, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or assets. Each material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound is in full force and effect and is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company or any subsidiary thereunder.


     Section 2.8.  No Undisclosed Liabilities; Absence of Changes.
                   ----------------------------------------------
     Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, since August 31, 1998, none of the Company or any of its subsidiaries has had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto) or which, individually or in the aggregate, has or has had a Material Adverse Effect on the Company. Since August 31, 1998, none of the Company or any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, having, and there have been no events, changes or effects with respect to the Company or any of its subsidiaries having, individually or in the aggregate, a Material Adverse Effect on the Company. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, since August 31, 1998, there has not been any action or event that would have required the consent of Parent pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement. Section 2.8 of the Company Disclosure Schedule sets forth a detailed list of all "earn-out" or similar obligations (of whatever form, name or description, related to the past, present or future performance of the Company, any of its subsidiaries or any portions of any of their respective businesses) of the Company or any of its subsidiaries, arising out of or related to acquisitions of persons (whether by merger, stock purchase, share exchange, asset purchase, or otherwise) by the Company or any of its subsidiaries and which obligations either have not expired by their own terms or with respect to which there exist as of the date hereof or may exist in the future any liabilities of the Company or any of its subsidiaries to any person, whether fixed or contingent, liquidated or unliquidated, accrued or unaccrued.


     Section 2.9.	Litigation.
                    ----------
     There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets having, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company or any of its subsidiaries is subject to any outstanding order, writ, injunction or decree having, individually or in the aggregate, a Material Adverse Effect on the Company.


     Section 2.10.  Compliance with Applicable Law.
                    ------------------------------
     The Company and each of its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). The Company and each of its subsidiaries are in material compliance with the terms of the Company Permits. The businesses of the Company and each of its subsidiaries are not being conducted in material violation of any material law, ordinance, rule or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.


     Section 2.11.  Employee Benefit Plans; Labor Matters.
                    -------------------------------------


          (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee or director of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"). The Company has delivered to Parent, if applicable, a copy of (i) the three (3) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan, including any actuarial and auditor reports required to be filed with the annual reports, (ii) the most recent plan documents and related trust documents, adoption agreements, nondiscrimination test reports for the last 3 years, and all amendments thereto for each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), including, in the case of any Employee Plan not set forth in writing, a written description thereof, (iii) the most recent summary plan descriptions for each Employee Plan, (iv) the most recent favorable IRS determination letter and antecedent application materials, and (v) the most recent funding and service agreements and most current insurance policies or contracts with respect to the Employee Plans.


          (b)  (i)     the Company and its Subsidiaries do not maintain or
have an obligation to contribute to retiree health plans which provide for continuing benefits or coverage for current or former officers or employees of the Company or any of its Subsidiaries except (1) for coverage that expires on the last day of the calendar month in which the employee's termination takes place, (2) as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary or (3) a medical expense reimbursement account plan pursuant to
Section 125 of the Code; (ii) none of the Employee Plans is a "multi-employer plan" as such term is defined in Section 3(37) of ERISA, a "multiple employer plan" as such term is defined in Section 4063 or 4064 of ERISA, or subject to Title IV of ERISA; (ii) no officer, director or employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Plan; (iii) all Employee Plans are in compliance in all material respects both with their terms and in operation with the requirements prescribed by all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and no event has occurred and no condition or circumstance has existed or exists which may reasonably be expected to result in the disqualification of such Employee Plan; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code (without regard to any waivers of such requirements) or the terms of the Employee Plan, have been made on or before their due dates (including any contractual or statutory grace periods); (vi) other than routine claims for benefits, there is no claim pending or to the knowledge of the

Company, threatened, involving any Employee Plan by any person against such Employee Plan, the Company, any subsidiary of the Company or any of their ERISA Affiliates; (vii) there is no pending or, to the knowledge of the Company, threatened claim or investigation involving any Employee Plan by the Department of Labor or any other governmental authority except where such claim individually or in the aggregate shall not have or could not reasonably be expected to have a Material Adverse Effect; (viii) each of the Employee Plans which is an employee benefit plan within the meaning of Section 3(3) of ERISA can be terminated upon 90 days notice with respect to benefit coverage relating to employment after the date of termination of such plan (excluding any benefit coverage relating to employment through the date of termination of such plan, including, but not limited to, benefits accrued or incurred through the date of termination of such plan), except where the inability to so terminate would result in annual costs in excess of $2.0 million of incremental annual costs beyond the costs of maintaining a generally applicable similar plan of Parent and its affiliates (and the representations and warranties contained in this clause (viii) shall be deemed to be qualified as to materiality for all purposes of Section 5.3(a) of this Agreement); and (ix) with respect to any Employee Plan which is a "group health plan" as such term is defined in Section 5000(b)(i) of the Code, the Company, each subsidiary of the Company and their ERISA Affiliates have complied in all respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801, 9802, 9811 and 9812 of the Code except where such failure to so comply individually or in the aggregate shall not have or could not reasonably be expected to have a Material Adverse Effect.


          (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Company Stock Options or Company Restricted Stock, together with the number of Shares which are subject thereto, the date of grant, the extent to which such option or Company Restricted Stock is vested (or will become vested within six months from the date hereof, or as a result of the Merger, or upon termination of employment following the Merger), the exercise price of such option, the purchase price of such Company Restricted Stock, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and the expiration date of such option. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options. Other than the automatic vesting of Company Stock Options or Company Restricted Stock that may occur without any action on the part of the Company or its officers or directors, the Company has not taken any action that would result in any Company Stock Options or Company Restricted Stock that are unvested becoming vested or their terms being extended in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.


          (d) The Company has made available to Parent (i) a schedule listing all officers and members of senior management of the Company including each individual's job title, current salary and target bonus; (ii) copies of all employment agreements with officers and members of senior management of the Company; (ii) copies of all agreements with any former employee of the Company obligating the Company to make annual cash payments in an amount exceeding $300,000; (iii) a schedule listing all officers and members of senior management of the Company who have executed a non-competition agreement with the Company; (iv) copies (or descriptions) of all current and proposed severance agreements, programs and policies of the Company with or relating to its employees; and (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.


          (e) There shall be no payment, accrual of additional benefits, acceleration of payments, vesting, or term extension of any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section
2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.


          (f) There are no actions, claims or investigations pending or, to the knowledge of the Company or any of its subsidiaries, threatened between the Company or any of its subsidiaries and any of their respective employees, which would have had or could have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, except as disclosed in Section 2.11(f) of the Company Disclosure Schedule, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries. The Company and its subsidiaries have complied in all material respects with the provisions of the Worker Adjustment and Retraining Notification Act ("WARN") and do not reasonably expect to incur any material liabilities under WARN prior to the consummation of the transactions contemplated by this Agreement.


          (g) Neither the Company nor any ERISA Affiliate maintains or has an obligation to contribute to any Employee Plan which is subject to any laws, regulations, or jurisdiction outside the United States.


     Section 2.12.  Environmental Laws and Regulations.
                    ----------------------------------


          (a) Except as publicly disclosed by the Company in the Company SEC Reports, (i) each of the Company and each of its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and each of its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; and
(ii) to the knowledge of the

Company, there are no circumstances that are likely to prevent or interfere with such material compliance in the future.


          (b) Except as publicly disclosed by the Company in the Company SEC Reports, there is no action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.


          (c) The Company is not aware of any material spill, release or disposal of any substance that is regulated by any Environmental Law on any real property that is, or was, owned or leased by it or one of its subsidiaries or predecessors.


     Section 2.13.  Taxes.
                    -----

          (a)  Definitions.  For purposes of this Agreement:
               -----------


               (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and


               (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.


          (b) The Company and each of its subsidiaries have accurately prepared in all material respects and timely filed all material Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects.


          (c) The Company and each of its subsidiaries have paid all Taxes shown as due on all Tax Returns and have adequately provided for all Taxes they are required to provide for.


          (d)	As of the date of this Agreement:  (i)	No claim has been made
in writing by any taxing authority in any jurisdiction where the Company and its subsidiaries do not file Tax Returns that any of them is or may be subject to Tax by that jurisdiction; and


               (i) no current extensions or waivers of statutes of limitations with respect to any Tax Returns have been given by or requested in writing from the Company or any of its subsidiaries.


          (e) As of the date of this Agreement, Section 2.13(e) of the Company Disclosure Schedule sets forth with respect to federal and state income and franchise Taxes:


               (i) those taxable years for which examinations by taxing authorities are presently being conducted;


               (ii) those years for which written notice of pending or threatened examination or adjustment has been received; and


               (iii) those years for which required income Tax Returns have not yet been filed.


          (f) All deficiencies asserted or assessments made against the Company or any subsidiary as a result of any examinations by any taxing authority have been fully paid or are being contested in good faith.


          (g) There are no Liens for Taxes (other than for current Taxes not yet due and payable or for Taxes which are being contested in good faith) upon the assets of the Company or any subsidiary.


          (h)	  Neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement with any party that is not a member of the Company's affiliated group, within the meaning of Section 1504(a) of the Code, on the date hereof.


          (i) Neither the Company nor any of its subsidiaries is a party to or bound by any closing agreement or offer in compromise with any taxing authority.


          (j)  Neither the Company nor any of its subsidiaries :


               (i) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes (other than the group the common parent of which is the Company);


               (ii) has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have
Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by any of them.

          (k) None of the assets of the Company or any of its subsidiaries is property that the Company or any of its subsidiaries is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company or any of its subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and none of the assets of the Company or any of its subsidiaries is required to be or is being depreciated pursuant to the alternative depreciation system under Section 168(g)(2) of the Code.


          (l) Section 2.13(l) of the Company Disclosure Schedule sets forth all foreign jurisdictions in which the Company or any subsidiary is subject to Tax, is engaged in business or has a permanent establishment.


          (m) The Company is not and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.


     Section 2.14.  Leased and Owned Property.
                    -------------------------

          (a) The Company and its subsidiaries presently own no real property and have no legal or equitable interests in any real property other than leasehold interests.


          (b) Section 2.14(b) of the Company Disclosure Schedule sets forth a complete and correct list of all real property leases to which the Company or any of its subsidiaries is a party, including the address of the property, the name and address of the parties, the expiration date of the lease, the monthly rent as of the Closing, and any additional rent currently payable under each such lease (the "Real Property Leases").


          (c) There is no material breach or event of default on the part of the Company or any of its subsidiaries, or to the knowledge of the Company, the landlord with respect to any of the Real Property Leases, and, to the knowledge of the Company, there has been no event that, with the giving of notice or lapse of time, or both, would constitute a material breach or event of default by the Company, any of its subsidiaries or landlord under any of the Real Property Leases. All the Real Property Leases are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms in all material respects. The Company is not aware of any material expenditures which are required or are reasonably likely to be required under the provisions of any Real Property Lease for any purpose other than payment of rent or other charges due under such leases as provided therein.


          (d) There are no pending or, to the knowledge of the Company, threatened condemnation, eminent domain or similar proceedings with respect to any of the premises leased under any of the Real Property Leases.

          (e) The Company and each of its subsidiaries have good and marketable title to all of their personal properties and assets, free and clear of all Liens except liens for taxes not yet due and payable and such liens, if any, as do not materially detract from the value of or interfere with the present use of the personal property affected thereby and which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and, to the Company's knowledge, all leases pursuant to which the Company or any of its subsidiaries lease from others personal property are in good standing, valid and enforceable in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default by any party thereto (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and enforceability, or the existence of such default or event, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.


     Section 2.15.  Intellectual Property; Software.
                    -------------------------------


          (a)  For all purposes of this Agreement,


               (i)     "Intellectual Property Rights" means intellectual
                        ----------------------------
property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (A) fictional business names, trade names, service names, registered and unregistered trademarks and service marks and logos (including any Internet domain names), and applications therefor (collectively, "Marks"); (B) patents, patent rights and all applications therefor, including
 -----
any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon (collectively, "Patents"); (C)
                                                        -------
copyrights and all registrations and applications therefor (collectively, "Copyrights"); and (D) know-how, trade secrets, inventions, discoveries,
 ----------
concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists, in each case to the extent not included in the foregoing clauses (B) or (C) (collectively, "Trade Secrets";
                                                             -------------
Marks, Patents, Copyrights and Trade Secrets are, collectively, "Intellectual Property").


               (ii)    "Software" means any and all (i) computer programs,
                        --------
including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and
(iv) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case developed or licensed by the Company or any of its subsidiaries, or used in or necessary for the conduct of their business, specifically excluding those items prepared for customers in the operation of the Company's and its subsidiaries' business for which the customer contractually has vested title.


          (b)  Section 2.15(b) of the Company Disclosure Schedule sets forth
               ---------------
a complete and correct list of all material Intellectual Property Rights owned, licensed or used by the Company or any of its subsidiaries in the conduct of their businesses, together with a listing of all material licenses, franchises, licensing agreements (whether as licensor or licensee) to which the Company or any of its subsidiaries is a party, and any other arrangement with respect to such Intellectual Property Rights. All Intellectual Property Rights owned, licensed or used by the Company or any of its subsidiaries or used or exercised in or necessary to the conduct of the Company's and its subsidiaries' business, are referred to herein, collectively, as the "Company Intellectual Property Assets."
                              ------------------------------------


          (c) Neither the Company nor any of its subsidiaries has, during the three years preceding the date of this Agreement, been a party to any Proceeding, nor, to the knowledge of the Company and its subsidiaries, is any Proceeding threatened, that involved or is likely to involve a claim of infringement or misappropriation by any person (including any Governmental Entity) of any Intellectual Property Right of such person. Except as disclosed in Sections 2.15(b), (c), (g) or (h) of the Company Disclosure Schedule, no Company Intellectual Property Asset owned by the Company is subject to any outstanding order, judgment, decree, or stipulation restricting in any material respect the use thereof by the Company or any of its subsidiaries, or restricting in any material respect the licensing thereof by the Company or any person. Except as would not have a Material Adverse Effect on the Company, the current use and exploitation of the Intellectual Property Assets by the Company and its subsidiaries (including without limitation the licensing or other distribution of Software to third parties by the Company or any of its subsidiaries) does not infringe upon, violate or result in the misappropriation of Intellectual Property Right of any person.


          (d)


               (i) the Company or one of its subsidiaries owns all right, title and interest in each of the Marks and Patents listed in Section 2.15(b)
                                                              ---------------
of the Company Disclosure Schedule (collectively, the "Company Marks and
                                                       -----------------
Patents"), and Company and its subsidiaries have not received any notice or
-------
claim (whether written or oral) challenging Company's or the relevant subsidiary's exclusive and complete ownership of any Company Marks and Patents or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;


               (ii) to the knowledge of the Company and its subsidiaries, the Company Marks and Patents are legally valid and enforceable and the Company and its subsidiaries have not received any notice or claim (whether written or oral) challenging the validity or enforceability of any Company Marks and Patents;


               (iii) to the knowledge of the Company and its subsidiaries, the Company has not taken any action (or failed to take any action), or used or enforced (or failed to use or enforce) any of the material Company Marks and Patents, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of any of the material Company Marks and Patents or any of Company's rights therein;


               (iv) Company has taken reasonable steps to protect Company's rights in and to each of the Company Marks and Patents and to prevent the unauthorized use thereof by any other Person, in each case in accordance with standard industry practice, and has adequately policed (as determined by the Company in its reasonable discretion) the Company Marks and Patents against third party infringement of which it is aware;


               (v)     except as set forth in Sections 2.15(b), (c), (g) or
(h) of the Company Disclosure Schedule, the Company has not granted to any Person any material right, license or permission to use any of the Company Marks and Patents;


               (vi) all maintenance fees, annuities, and the like due on Company Marks and Patents have been timely paid, except as would not have a Material Adverse Effect on the Company;


               (vii) no Mark that constitutes a Company Mark and Patent has been or is now involved in any opposition or cancellation proceeding and, to Company's knowledge, no such action is threatened with the respect to any of the Company Marks and Patents, except as would not have a Material Adverse Effect on the Company; and


               (ix) no Patent that constitutes a Company Mark and Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding or any other litigation or proceeding of any kind, except as would not have a Material Adverse Effect on the Company.


          (e) The Company has taken reasonable precautions (as determined by the Company's management) to protect the secrecy of any of its Trade Secrets that derive commercial value from not being generally known to the public. Except as would not have a Material Adverse Effect on the Company, the Company and each of its subsidiaries has the absolute and unrestricted right to use all of the Trade Secrets. Neither the Company nor any of its subsidiaries has received any notice or claim challenging the Company's absolute and unrestricted right to use any of the Trade Secrets or suggesting that any other person has any claim with respect thereto. To the knowledge of the Company and its subsidiaries, none of the Trade Secrets has been, or is alleged to have been, misappropriated from any other person. Except under appropriate confidentiality obligations, there has been no disclosure by the Company of material confidential information or other Trade Secrets that derive commercial value from not being generally known to the public.


          (f) The Company or its subsidiaries either owns the entire right, title and interest in, to and under, or has acquired a license to use, any and all Company Intellectual Property Assets which are material to the conduct of their businesses in the manner that such businesses have heretofore been or is presently being conducted or as contemplated to be conducted pursuant to the Company's current business plan, and no other Intellectual Property Rights are necessary for the unimpaired continued operation of such businesses after the Effective Time in all material respects in the manner that such businesses have heretofore been or are presently being conducted.


          (g)	Section 2.15(g) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the material Software (excluding Software that is available in consumer retail stores and subject to "shrink-wrap" agreements).
Section 2.15(g) of the Company Disclosure Schedule specifically identifies all material Software that is owned exclusively by the Company or any of its subsidiaries (the "Owned Software") and all material Software that is used by the Company or any of its subsidiaries in the conduct of their business that is not exclusively owned by the Company or any of its subsidiaries (excluding software that is available in consumer retail stores and subject to "shrink-wrap" agreements) (the "Licensed Software"). The Company or a subsidiary thereof is the owner of all right, title and interest in and to all Owned Software, including without limitation all Copyrights, Trade Secrets and other Intellectual Property Rights relating thereto, and neither the Company nor any of its subsidiaries has received any notice or claim (whether written, oral or otherwise) challenging the Company's complete and exclusive ownership of all Owned Software and all such Intellectual Property Rights relating thereto or claiming that any other person has any claim of legal or beneficial ownership with respect thereto. The Company has not assigned, licensed, transferred or encumbered any of its rights in or to any Owned Software, including without limitation any Copyrights, Trade Secrets or other Intellectual Property Rights with respect thereto, to any person, excluding any non-exclusive licenses granted to distributors or customers in the ordinary course of business. The Company and its subsidiaries have lawfully acquired the right to use the Licensed Software, as it is used in the conduct of their business as presently conducted, and have not exercised any rights in respect of any Licensed Software, including without limitation any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the person from which the right to use such Licensed Software was obtained.


          (h) Section 2.15(h) of the Company Disclosure Schedule contains a complete and accurate specific list of all material agreements and arrangements pertaining to the Licensed Software (excluding software that is available in consumer retail stores and subject to "shrink-wrap" agreements) (collectively, "Licensed Software Agreements") and a complete and accurate list of all agreements and arrangements pertaining to any other technology used or practiced by the Company as to which a person other than the Company or any of its subsidiaries owns the applicable Intellectual Property Rights (collectively, "Other Licensed Technology Agreements" and, together with Licensed Software Agreements, the "Licensed Technology Agreements"). Section 2.15(h) of the Company Disclosure Schedule sets forth a complete and accurate list of all royalty obligations of the Company and its subsidiaries under any Licensed Technology Agreements. All Licensed Technology Agreements are in full force and effect, and neither the Company nor any of its subsidiaries is in material breach thereof, nor are they aware of any claim or information to the contrary. All Licensed Technology Agreements will be maintained by the Company and its subsidiaries in full force and effect through the Effective Time, except as would not have a Material Adverse Effect on the Company. There are no outstanding, and, to the Company's knowledge, no threatened disputes with respect to any Licensed Technology Agreement. Except as would not have a Material Adverse Effect on the Company, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the impairment of any rights under, any Licensed Technology Agreement.

          (i) Section 2.15(i) of the Company Disclosure Schedule contains a complete and accurate list of all agreements and arrangements involving the grant by the Company or any subsidiary to any person of any right to distribute, prepare derivative works based on, support or maintain or otherwise commercially exploit any Software, including without limitation any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Software (collectively, "Designated Software Agreements"). All Designated Software Agreements are in full force and effect, and neither the Company nor any of its subsidiaries is in material breach thereof, nor are they aware of any claim or basis for a claim to the contrary. Except as would not have a Material Adverse Effect on the Company, all Designated Software Agreements will be maintained by the Company and its subsidiaries in full force and effect through the Effective Time. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any Designated Software Agreement. Except as would not have a Material Adverse Effect on the Company, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any impairment of rights under any Designated Software Agreement.


          (j) To the knowledge of the Company, the Company has taken commercially reasonable actions in accordance with industry practice to protect its Intellectual Property Rights in relation to employees, independent contractors and consultants including entering into agreements with such persons that assign to the Company or such subsidiary all of the employee's, contractor's or consultant's rights, including all Intellectual Property Rights, in any Intellectual Property created or developed thereby that is used in connection with, or that relates to, the business of the Company and its subsidiaries. To the knowledge of the Company, no employee of the Company or any subsidiary has entered into any contract or other agreement with any person (other than the Company or the applicable subsidiary) that restricts or limits in any way the scope or type of work in which the employee may be engaged for the Company or such subsidiary or requires the employee to transfer, assign, or disclose information concerning the employee's work with the Company or such subsidiary to any other person.


     Section 2.16.  Insurance.
                     ---------
     The Company and its subsidiaries maintain general liability and other business insurance that the Company believes to be prudent for its business.
Section 2.16 of the Company Disclosure Schedule lists all insurance policies covering the Company or any of its subsidiaries or employees where the annual premiums are in excess of fifty thousand dollars ($50,000).


     Section 2.17.  Tax Treatment; Pooling.
                    ----------------------
     Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any of its other affiliates, has taken or agreed to take action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the published rules, regulations and interpretations of the SEC (a "Pooling Transaction").


     Section 2.18.  Affiliates.
                    ----------
     Except for the directors and executive officers of the Company, each of whom is listed in Section 2.18 of the Company Disclosure Schedule, there are no persons who may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates").

     Section 2.19.  Certain Business Practices.
                    --------------------------
     None of the Company, any of its subsidiaries or, to the Company's knowledge, any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.


     Section 2.20.  Insider Interests.
                    -----------------
     No officer or director of the Company has any fiduciary or other ownership interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Company Intellectual Property Rights, used in or pertaining to the business of the Company or any subsidiary.


     Section 2.21.  Opinion of Financial Adviser.
                    ----------------------------
     Each of Goldman, Sachs & Co. and The Robinson-Humphrey Company LLC (the "Company Financial Advisers") has delivered to the Company Board its opinion, to the effect that, as of such date, the Exchange Ratio is fair to the holders of Shares from a financial point of view, and written opinions to such effect shall be delivered by the Company Financial Advisers within three days of the date hereof.


     Section 2.22.  Brokers.
                    -------
     No broker, finder or investment banker (other than the Company Financial Advisers and Mr. Mark Dunkel, true and correct copies of whose engagement agreements have been provided to Parent is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


     Section 2.23.  Disclosure.
                    ----------
     No representation or warranty of the Company in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Parent pursuant hereto or in connection herewith contains, as of the date of such representation, warranty, certificate, schedule, document or instrument, or will contain any untrue statement of a material fact or omits, at the date thereof, or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.


     Section 2.24.  No Existing Discussions.
                    -----------------------
     As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

     Section 2.25.  Section 203 of the DGCL; Other Takeover Laws.
                    --------------------------------------------
     The Company Board has taken all actions required to be taken by it so that the restrictions contained in Section 203 of the DGCL applicable to an "interested stockholder" or a "business combination" (as defined in Section
203) and the restrictions contained in any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation of any other jurisdiction applicable to the transactions contemplated hereby, will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.


     Section 2.26.  Government Contracts.
                    --------------------


          (a) With respect to each and every executory Government Contract or outstanding Bid to which the Company or any of the Company's subsidiaries is a party: (i) the Company and each of its subsidiaries has complied in all material respects with all material terms and conditions of such Government Contract or Bid, including all material clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Company and each of its subsidiaries has complied in all material respects with all requirements of statute, rule, regulation, order or agreement with the U.S. Government pertaining to such Government Contract or Bid; (iii) all material representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Bid were current, accurate and complete in all material respects as of their effective date, and the Company and each of its subsidiaries has complied in all material respects with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other person has notified the Company or any of its subsidiaries, either orally or in writing, that the Company or any of its subsidiaries has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement; (v) no termination for convenience, termination for default, cure notice or show cause notice has been issued; (vi) since August 31, 1997, no cost incurred by the Company or any of its subsidiaries has been questioned or disallowed; and (vii) no money due to the Company or any of its subsidiaries has been withheld or set off. Section 2.26(a)(1) of the Company Disclosure Schedule lists each and every executory Government Contract to which the Company or any of its subsidiaries is a party; Section 2.26(a)(2) of the Company Disclosure Schedule lists each and every outstanding Bid to which the Company or any of its subsidiaries is a party.


          (b) (i) Neither the Company, nor any of the Company's subsidiaries nor, to the Company's knowledge, any of the Company's or its subsidiaries' other affiliates, directors, officers, employees, agents or consultants is (or for the last five years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid; (ii) neither the Company nor any of the Company's subsidiaries nor, to the Company's knowledge, any of the Company's or its subsidiaries' other respective affiliates, directors, officers, employees, agents or consultants has made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid that has led or could lead, either before or after the Closing Date, to any of the consequences set forth in (i) - (ii) above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.


          (c) There exist (i) no financing arrangements with respect to performance of any executory Government Contract; (ii)no material outstanding claims against the Company or any of its subsidiaries, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Bid; (iii) no facts that are known to the Company or any of its subsidiaries upon which such a material claim may be based in the future; (iv) no material disputes between the Company or any of its subsidiaries and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid; and (v) no facts that are known by the Company or any of its subsidiaries over which such a material dispute may arise in the future. Neither the Company nor any of its subsidiaries has any interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid.


          (d) Neither the Company, nor any of the Company's subsidiaries, nor, to the Company's knowledge, any of their other respective affiliates, directors, officers or employees is (or at any time during the last five years has been) suspended or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting. To the knowledge of the Company and its subsidiaries, there are no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company or any of its subsidiaries in the future.


          (e) There exists no Government Contract as to which, as of August 31, 1999, the estimated cost at completion (including material and labor costs, other direct costs, overheads, engineering costs and manufacturing costs, whether incurred or yet to be incurred) exceeds by $500,000 the aggregate contract revenue recorded or to be recorded under such Government Contract through completion (a "Loss Contract").


          (f) Neither the Company nor any of its subsidiaries has any fixed-price development contracts.


          (g) For all purposes of this Section 2.26, "Bid" means any quotation, bid or proposal by the Company or any of its affiliates which, if accepted or awarded, would lead to a contract with the U. S. Government or any other entity, including a prime contractor or a higher tier subcontractor to the U. S. Government, for the design, manufacture or sale of products or the provision of services by the Company or any of its subsidiaries.


          (h) For all purposes of this Section 2.26, "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order; Bid, change order, arrangement or other commitment of any kind relating to the business of the Company or any of its subsidiaries between the Company or any of its subsidiaries and (i) the U. S. Government, (ii) any prime contractor to the U, S, Government or (iii) any subcontractor with respect to any contract described in clause (i) or (ii). For all purposes of this
Section 2.26, "executory Government Contract" means a Government Contract that has not been closed by the U.S. Government, such prime contractor or such subcontractor, as appropriate.


     Section 2.27.  No Research Grants.
                    ------------------
     Neither the Company nor any of its subsidiaries since September 1, 1989 has provided any research, educational or study grants of any kind to any hospital, physician or health care provider.


     Section 2.28.  Investigative Proceedings.
                    -------------------------
     Neither the Company nor any of its subsidiaries since September 1, 1989 has received written notice that the Company or any subsidiary has been, the subject of any investigative proceeding before or conducted by any Payor (as defined in Section 2.30 of this Agreement) or any federal or state regulatory authority or the agent of any such authority or Payor, including, without limitation, federal and state health authorities. There are no actions, appeals, investigations, audits or reviews pending or, to the knowledge of the Company and its subsidiaries, threatened before any Payor or other entity, commission, board or agency, with respect to any claims or reports filed by the Company or its subsidiaries with any Payor.


     Section 2.29.  Health Care Business.
                    --------------------
     Neither the Company, nor any of the Company's subsidiaries, nor, to the Company's or any of its subsidiaries' knowledge, any of their other respective affiliates, directors, officers or employees, to the extent they operate, administer or provide services to any employee benefit plan within the meaning of ERISA Section 3(3), or to others providing services to such a plan, other than an Employee Benefit Plan as described in Section 2.11(a) hereof, has committed any violation of Title I of ERISA or Code Section 4975 with respect to such plan having a Material Adverse Effect on the Company.


     Section 2.30.  Licenses and Governmental Authorizations.
                    ----------------------------------------
     Seller possesses all Governmental Authorizations necessary for the conduct of its business, activities and operations. Section 2.30 of the Company Disclosure Schedule contains a list of all Governmental Authorizations held or applied for by Seller which have a material affect on its business operations or activities. All such Governmental Authorizations are in full force and effect and are not subject to any material conditions which are unusual or not customary and there is no event nor is any action or proceeding pending or, to the Company's knowledge threatened which could cause permanent revocation or suspension of or otherwise adversely affect the continued use and enjoyment of any such Governmental Authorization. The term "Governmental Authorization" shall mean any material approval, consent, license, permit, accreditation, waiver, or other authorization required by any Governmental Authority in order to own or operate all or any part of the business of the Company and its subsidiaries. To the Company's knowledge, there is no proposed termination or cancellation of or material adverse modification or change in the relationship of Seller with any Payor. The term "Payor" shall mean Blue Cross, Blue Shield or any material third party payor, including but not limited to, insurance companies, health maintenance organizations, preferred provider organizations, peer review organizations or any other managed care program or healthcare provider, or any fiscal or other intermediary or carrier acting for or on behalf of such payor.


     Section 2.31.  Year 2000 Compliance.
                    --------------------


          (a)  The following terms have the following meanings:


               (i) "Products" of a person means all of the products and systems of a person or any of its subsidiaries (including products and systems currently under development), including without limitation all Software, that have been marketed or commercially distributed or used by the person or any of its subsidiaries in connection with the performance of data processing or other services for customers at any time within the five (5)- year period ending on the date hereof; and


               (ii) "Business Systems" of a person means all of the internal computer systems and other equipment of a person or any of its subsidiaries, comprised of software, hardware (including, without limitation, computer and all other machinery), databases or embedded control systems (microprocessor controlled, robotic or other device) related to its or their business.


          (b) The Products of the Company and the Business Systems of the Company will not be materially adversely affected, nor will the use or functionality thereof be materially adversely limited, by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively referred to herein as a "Year 2000 Event"). Neither the Company nor any subsidiary of the Company is reasonably likely to incur liabilities, costs or expenses arising from or relating to failure or faulty operation of any Product of the Company or Business System of the Company, due to a Year 2000 Event where the aggregate of such liabilities, costs and expenses would have a Material Adverse Effect on the Company, nor will the business or operations of the Company or any subsidiary be disrupted by any such failure or faulty operation, to the extent that such disruption would have a Material Adverse Effect.



                                 ARTICLE 3



                     REPRESENTATIONS AND WARRANTIES

                       OF PARENT AND ACQUISITION


     Except as set forth on the appropriately numbered and lettered Section of the Disclosure Schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), Parent and Acquisition hereby represent and warrant to the Company as follows:

Section 3.1.  Organization.
              ------------


          (a) Each of Parent and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Parent. When used in connection with Parent or Acquisition, the term "Material Adverse Effect" means any change or effect that (i) is materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Parent and its subsidiaries are engaged, or (ii) may impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.


          (b) Parent has heretofore delivered to the Company accurate and complete copies of the Articles or Certificate of Incorporation and Bylaws, as currently in effect, of Parent and Acquisition. Each of Parent and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.


     Section 3.2.  Capitalization of Parent and its Subsidiaries.
                   ---------------------------------------------


          (a) The authorized capital stock of Parent consists of 275,000,000 shares of Parent Common Stock, of which, as of September 10, 1999, 160,095,425 shares and were issued and outstanding and 375,024 shares were held in Parent's treasury (together with the associated preferred stock purchase rights (the "Parent Rights") issued pursuant to the Rights Agreement, dated February 18, 1998, between Parent and ChaseMellon Shareholder Services, L.L.C. (the "Parent Rights Agreement")), and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which is outstanding. All of the outstanding shares of Parent Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of September 10, 1999, 11,512,269 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Between September 10, 1999 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence on September 10, 1999. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exercisable or exchangeable for shares of capital stock or voting securities of Parent, (iii) no options or other rights to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.


          (b) The Parent Common Stock (including the associated Parent Rights) constitutes the only class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.


     Section 3.3.  Authority Relative to this Agreement; Recommendation.
                   ----------------------------------------------------
     Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms.


     Section 3.4.  SEC Reports; Financial Statements.
                   ---------------------------------


          (a) Parent has filed all required forms, reports and documents with the SEC since March 30, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Reports on Form 10-K for the fiscal years ended March 28, 1997, April 3, 1998 and April 2, 1999, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since March 30, 1996 and (iii) all other reports or registration statements filed by Parent with the SEC since March 30, 1996 (all of the foregoing, collectively, the "Parent SEC Reports"). None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.


          (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously have been filed by Parent with the SEC pursuant to the Exchange Act.


     Section 3.5.  Information Supplied.
                   --------------------
     None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to Company stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.


     Section 3.6.  Consents and Approvals; No Violations.
                   -------------------------------------
     Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act and the rules of the NYSE, and except for certain foreign governmental approvals and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notices would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's other subsidiaries,
(ii) result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, amendment, cancellation or acceleration or any Lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, or, in any material respect, any material law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.


     Section 3.7.  No Default.
                   ----------
     None of Parent or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, its subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound that is material to Parent and its subsidiaries taken as a whole is in full force and effect and is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent or any subsidiary thereunder.


     Section 3.8.  No Undisclosed Liabilities; Absence of Changes.
                   ----------------------------------------------
     Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, as of April 3, 1999, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto) or which would have, individually or in the aggregate, a Material Adverse Effect on Parent. From April 3, 1999 through the date hereof, none of Parent or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.


     Section 3.9.  Litigation.
                   ----------
     Except as publicly disclosed by Parent in the Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets which, individually or in the aggregate, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in the Parent SEC Reports, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.


     Section 3.10.  Compliance with Applicable Law.
                    ------------------------------
     Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance, rule or regulation of any Governmental Entity except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes will not, individually or in the aggregate, have a Material Adverse Effect on Parent.


     Section 3.11.  Employee Benefit Plans; Labor Matters.
                    -------------------------------------


          (a) Schedule 3.11(a) of the Parent Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee or director of Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (an "ERISA Affiliate") within the meaning of Section 414 of the Code, as well as each plan with respect to which Parent or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Parent Benefit Plans").


          (b) With respect to each Parent Benefit Plan, (i) no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a Material Adverse

Effect on Parent. There is no pending, or to Parent's knowledge, threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.


     Section 3.12.  Environmental Laws and Regulations.
                    ----------------------------------


          (a) Except as publicly disclosed by Parent in the Parent SEC Reports, (i) each of Parent and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Parent or its subsidiaries has received written notice of, or, to the knowledge of Parent, is the subject of, any Environmental Claim that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; and (iii) to the knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.


          (b) Except as publicly disclosed by Parent, there are no Environmental Claims which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent that are pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.


     Section 3.13.  Tax Matters.
                    -----------
     Parent and each of its subsidiaries have accurately prepared in all material respects and timely filed all material Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects. Parent and each of its subsidiaries have paid all Taxes shown as due on all Tax Returns and have adequately provided for all Taxes for which they are required to provide.


     Section 3.14.  Title to Property.
                    -----------------
     Parent and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others real or personal property are in good standing, valid and enforceable in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and enforceability, or the existence of such default or event, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.


     Section 3.15.  Intellectual Property; Software.
                    -------------------------------


          (a) Each of Parent and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "Parent Intellectual Property Rights").


          (b) The validity of the Parent Intellectual Property Rights and the title thereto of Parent or any subsidiary, as the case may be, is not being questioned in any litigation to which Parent or any subsidiary is a party.


          (c) The conduct of the business of Parent and its subsidiaries as now conducted does not, to Parent's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any material Parent Intellectual Property Rights.


          (d) Each of Parent and its subsidiaries considers its computer software as trade secrets, and each has taken steps it believes appropriate to protect and maintain the same as such.


     Section 3.16.  Insurance.
                    ---------
     Parent and its subsidiaries maintain general liability and other business insurance that Parent believes to be reasonably prudent for its business.


     Section 3.17.  No Prior Activities of Acquisition.
                    ----------------------------------
     Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.


     Section 3.18.  Tax Treatment; Pooling.
                    ----------------------
     Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes.


     Section 3.19.  Affiliates.
                    ----------
     Except for the directors and executive officers of Parent, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 1-02 of Regulation S-X of the SEC ("Parent Affiliates").

     Section 3.20.  Certain Business Practices.
                    --------------------------
     None of Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.


     Section 3.21.  Insider Interests.
                    -----------------
     No officer or director of the Parent has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Parent Intellectual Property Rights, used in or pertaining to the business of Parent or any subsidiary.
Section 3.22.	Disclosure.  No representation or warranty of Parent in this
Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to the Company pursuant hereto or in connection herewith contains, as of the date of such representation, warranty, certificate, schedule, document or instrument, or will contain any untrue statement of a material fact or omits, at the date thereof, or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.


     Section 3.23.  Brokers.
                    -------
     No broker, finder or investment banker (other than Merrill Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.


     Section 3.24.  Year 2000 Compliance.
                    --------------------
     All of the Products of Parent and the Business Systems of Parent, and the conduct by Parent and its subsidiaries of their business with customers and suppliers will not be affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century in a manner that constitutes a Material Adverse Effect on Parent. Neither Parent nor any subsidiary of Parent is reasonably likely to incur liabilities, costs or expenses arising from or relating to failure or faulty operation of any Product of Parent or Business System of Parent, due to a Year 2000 Event where the aggregate of such liabilities, costs and expenses would have a Material Adverse Effect on Parent, nor will the business or operations of Parent or any subsidiary be disrupted by any such failure or faulty operation, to the extent such disruption would have a Material Adverse Effect on Parent.



                                  ARTICLE 4



                                  COVENANTS


     Section 4.1.  Conduct of Business of the Company.
                   ----------------------------------
     Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:


          (a) amend its certificate of incorporation or Bylaws (or other similar governing instrument);


          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans in the ordinary course of business consistent with past practice) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale of Shares pursuant to options previously granted under the Company Plans and the grant of options under the Company Plans to purchase up to 275,000 Shares relating to fiscal 1999 awards made in the ordinary course of business;


          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof, except for cash dividends in accordance with past practices and amounts per share) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;


          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any or its subsidiaries (other than the Merger);


          (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;


          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to subsidiaries of the Company or customary loans or advances to employees, in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien with respect thereto (other than tax Liens for Taxes not yet due);


          (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (g) shall not prevent the Company or its subsidiaries from (i) entering into employment agreements or severance agreements with new employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of year-end compensation reviews consistent with past practice;


          (h) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $1 million in the aggregate;


          (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;


          (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of software or inventory or writing-off notes or accounts receivable, other than in the ordinary course of business and in accordance with GAAP, applied on a basis consistent with past practice;


          (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material contract or agreement other than in the ordinary course of business consistent with past practice; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1 million or, in the aggregate, are in excess of $5 million; provided that none of the foregoing
                                        --------
shall limit any capital expenditure required pursuant to existing customer contracts;


          (l) make any Tax election or settle or compromise any Tax liability material to the Company and its subsidiaries taken as a whole;

          (m) settle or compromise any pending or threatened suit, action or claim which relates to the transactions contemplated hereby or the settlement or compromise of which could have a Material Adverse Effect on the Company;


          (n) commence any material software development project or terminate any material software development project that is currently ongoing, in either case except pursuant to the terms of existing contracts with customers;


          (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect; or


          (p) take any action or permit any action to be taken that would accelerate the vesting of any stock options issued by the Company or any of its subsidiaries.


     Section 4.2.  Conduct of Business of Parent.
                   -----------------------------
     Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:


          (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the NYSE;


          (b) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except for dividends payable in Parent Common Stock or dividends by a subsidiary of Parent to Parent or another subsidiary of Parent or (other than in connection with the forfeiture of restricted stock or the exercise of stock options) redeem, repurchase or otherwise acquire any of its securities;


          (c) acquire or agree to acquire or agree to be acquired, by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice), or agree to a sale of a material portion of its assets if, in each case, such transaction would prevent or delay for more than 30 days the consummation of the transactions contemplated by this Agreement;


          (d) adopt or propose to adopt any amendments to its charter documents which would have an adverse effect on the consummation of the transactions contemplated by this Agreement; or


          (e) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(d) or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.


     Section 4.3.  Preparation of S-4 and the Proxy Statement.
                   ------------------------------------------
     Parent and the Company shall promptly prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing.
Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such actions.


     Section 4.4.  Other Potential Acquirers.
                   -------------------------


          (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). The Company may furnish confidential information and access, in each case only in response to unsolicited requests therefor, to any person or group pursuant to confidentiality agreements with terms no less favorable to the Company than the Confidentiality Agreement is with respect to Parent, and may participate in discussions and negotiate with such person or group concerning any Third Party Acquisition, in all cases only if (i) such person or group has submitted a Superior Proposal (as defined in paragraph (c) below) to the Company Board relating to any such transaction and (ii) the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of its independent legal counsel, that it is required to do so in order to comply with its fiduciary duties. The Company Board shall provide a copy of any such Superior Proposal to Parent promptly upon receipt thereof and thereafter keep Parent promptly advised of any development with respect thereto. Except as set forth above, neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than Parent and Acquisition, any affiliate or associate of Parent and

Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer.


          (b) Except as set forth in this Section 4.4(b), the Company Board shall not withdraw, or modify in a manner adverse to Parent, its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of its independent legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw, or modify in a manner adverse to Parent, its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent (a "Notice of Change") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if Parent does not, within five business days of Parent's receipt of the Notice of Change, make an offer which the Company Board by a majority vote determines in its good faith judgment (after consultation with its financial advisers and legal counsel) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to withdraw, or modify in a manner adverse to Parent, its recommendation of the transactions contemplated hereby or enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 6.1.


          (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence, after the date hereof, of any of the following events:
(i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of the Company and its subsidiaries, taken as a whole; (iii) the beneficial ownership by a Third Party of 20% or more of the outstanding Shares (other than the beneficial ownership by a person named on Section 4.4(c) of the Disclosure Schedule, with respect to which person 20% shall be deemed to be replaced by 30% for purposes of this clause (iii));
(iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than 15% of the outstanding Shares; or (vi) the acquisition by the Company or any subsidiary, by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 40% of the annual revenues, net income or assets of the Company and its subsidiaries taken as a whole. For purposes of this Agreement, a

"Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, by merger, consolidation, share exchange, share purchase, business combination or other similar transaction involving the Company or any of its subsidiaries, for consideration consisting of cash, securities or other property, more than 50% of the Shares then outstanding or a substantial portion of the consolidated assets of the Company, which the Company Board by a majority vote determines in its good faith judgment (after consultation with its financial advisers and legal counsel), (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the Merger and (ii) is reasonably capable of being completed in accordance with its terms (taking into account all legal, financial, regulatory, and other aspects of the proposal including the nature and sufficiency of financing, if any, for such proposal and the Person making the proposal).


     Section 4.5.  Comfort Letters.
                   ---------------


          (a) The Company shall use all reasonable efforts to cause Ernst & Young LLP to deliver a letter dated as of the date of the Proxy Statement and the S-4, and addressed to the Company and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and the S-4.


          (b) Parent shall use all reasonable efforts to cause Deloitte & Touche LLP to deliver a letter dated as of the date of the Proxy Statement and the S-4, and addressed to Parent and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and the S-4.


     Section 4.6.  Meeting of Company Stockholders.
                   -------------------------------
     The Company shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the certificate of incorporation and bylaws of the Company. The Company will, through its Boards of Directors, recommend to its stockholders approval of such matters; provided, however, that, subject to the provisions of Section 6.3, the Company Board may withdraw its recommendation if (i) the Company receives a Superior Proposal and, (ii) after complying with the provisions of Section 4.4(b), the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of its independent legal counsel, that it is required, in order to comply with its fiduciary duties, to recommend the

Superior Proposal. The Company and Parent shall coordinate and cooperate with respect to the timing of such meeting and shall use their best efforts to hold such meeting as soon as practicable after the date hereof.


     Section 4.7.  Stock Exchange Listing.
                   ----------------------
     Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options (i) to be approved for listing on the NYSE and (ii) to be approved for listing on each other national securities exchange on which Parent Common Stock is then listed, in each case subject to official notice of issuance, on or prior to the Effective Time.


     Section 4.8.  Access to Information.
                   ---------------------


          (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives, and Parent will give the Company and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably request and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request. Each party will direct all requests for information and access to a senior executive to be designated by the other party, and shall conduct such inspections and investigations in a manner that does not unreasonably interfere with the conduct of business by the other party.


          (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent, and Parent shall furnish to the Company, within 25 business days after the end of each fiscal month (commencing with August
1999), an unaudited consolidated balance sheet of the party furnishing such information as of the end of such month and the related consolidated statements of earnings and stockholders' equity (deficit) for such period, and, within 25 business days after the end of each fiscal quarter, a statement of cash flows for the quarter then ended, each prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by such party with respect to its monthly and quarterly financial statements. All the foregoing shall be in accordance with the books and records of the party furnishing such information and shall fairly present its consolidated financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.


          (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement.

     Section 4.9.  Additional Agreements; Reasonable Efforts.
                   -----------------------------------------
     Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger; and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and the Company agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.


     Section 4.10.  Public Announcements.
                    --------------------
     Parent and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE as determined by Parent or the Company, as the case may be.


     Section 4.11.  Directors' and Officers' Insurance; Indemnification.
                    ---------------------------------------------------

     (a) Parent will provide, until the sixth anniversary of the Closing Date, the directors and officers of the Company who are currently covered by the Company's existing insurance and indemnification policy an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent coverage is unavailable, the best available coverage; provided, that Parent shall not be
                                          --------
required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.


     (b) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Persons") against
(i) all losses, claims, damages, costs, expenses (including without limitation counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's certificate of incorporation or bylaws. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.11 and may specifically enforce its terms. This Section 4.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's certificate of incorporation or bylaws.


     Section 4.12.  Notification of Certain Matters.
                    -------------------------------
     The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
--------  -------
4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.


     Section 4.13.  Affiliates; Pooling; Tax Free Reorganization.
                    --------------------------------------------


          (a) Within thirty days after the date hereof, the Company shall obtain from any person who was a Company Affiliate on the date of this Agreement, a letter agreement substantially in the form of Exhibit A hereto, and shall deliver the same to Parent within such thirty day period.


          (b) The Company shall obtain from any person who may be deemed to have become a Company Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A hereto, and shall deliver the same to Parent as soon as practicable.


          (c) Within thirty days after the date hereof, Parent shall obtain from any person who was a Parent Affiliate on the date of this Agreement, a letter agreement substantially in the form of Exhibit B hereto.


          (d) Parent shall obtain from any person who may be deemed to have become a Parent Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit B hereto.


          (e) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the

Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.


          (f) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.


          (g) The Company and Parent and Acquisition shall execute and deliver to Weil, Gotshal & Manges LLP, counsel to the Company, and Gibson, Dunn & Crutcher LLP, counsel to Parent, certificates substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in Exhibits C-1 or C-2.


     Section 4.14.  State Takeover Laws.
                    -------------------
     If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or shall become applicable to the transactions contemplated hereby, Parent, the Company and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.


     Section 4.15.  Employee Benefits.
                    -----------------


          (a) On or before Closing, the Company shall cause (i) the Nichols Research Corporation Retirement Plan, The Welkins Associates Ltd. Money Purchase Plan, the PRISM Simplified Employee Pension Plan, and the Murray & West, Inc. 401(k) Plan (the "Retirement Plans") to be terminated with an effective date of termination to be on or before Closing (the "Termination Date") and (ii) the account of each participant in the Retirement Plans as of the Termination Date to become one hundred percent (100%) vested and nonforfeitable.


          (b) The Company shall take all actions necessary to provide that each outstanding and valid option or right to purchase shares of Company common stock granted or provided under the Company's 1988 Employees' Stock Purchase Plan (the "Stock Purchase Plan") shall be exercised automatically on the day that is at least three (3) days prior to the Closing Date and the Stock Purchase Plan shall be terminated effective immediately thereafter.

          (c) For the purposes of eligibility to participate and vesting in Parent's Matched Asset Plan, Parent shall cause each employee of the Company to receive full credit for years of service with the Company or any affiliate of the Company (and service otherwise credited by the Company or any affiliate of the Company) prior to the Closing.


                                    ARTICLE 5



                   CONDITIONS TO CONSUMMATION OF THE MERGER


     Section 5.1.  Conditions to Each Party's Obligations to Effect the
                   ----------------------------------------------------
                   Merger.
                   ------
     The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:


          (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company;


          (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains or enjoins the consummation of the Merger;


          (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required in order to consummate the transactions contemplated hereby shall have been either filed or received;


          (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and


          (e) (i) the Company shall have received confirmation in writing from Ernst & Young LLP that in accordance with generally accepted accounting principles and applicable published rules and regulations of the SEC, the Company is eligible to be a party to a merger accounted for as a Pooling Transaction and that Ernst & Young LLP is not aware of any matters that prohibit the use of pooling of interests accounting in connection with the Merger, and such confirmation shall not have been withdrawn or modified in any material respect, and (ii) Parent shall have received a written opinion from Deloitte & Touche LLP stating that the Merger will be accounted for under generally accepted accounting principles as a Pooling Transaction and such opinion shall not have been withdrawn or modified in any material respect.


     Section 5.2.  Conditions to the Obligations of the Company.
                   --------------------------------------------
     The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) each of the representations and warranties of Parent and Acquisition contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent to such effect;


          (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;


          (c) the shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;


          (d) the Company shall have received the opinion, based on the representations of the Company and Parent and Acquisition substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, of Weil, Gotshal & Manges LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect;


          (e) Parent shall have received the opinion, based on the representations of the Company and Parent and Acquisition substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, of Gibson, Dunn & Crutcher LLP, counsel to Parent, a copy of which shall have been provided to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect; and


          (f) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having a Material Adverse Effect on Parent.


     Section 5.3.  Conditions to the Obligations of Parent and Acquisition.
                   -------------------------------------------------------
     The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:


          (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company to such effect;


          (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and at the Closing the Company shall have delivered to Parent a certificate to that effect;


          (c) Parent shall have received from each affiliate of the Company referred to in Section 4.13 an executed copy of the letter attached hereto as Exhibit A and shall have received from each affiliate of Parent referred to in Section 4.13 an executed copy of the letter attached hereto as Exhibit B;


          (d) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any material obligation, right or interest of the Company or any subsidiary of the Company under any material loan or credit agreement, note, mortgage, indenture, lease or other contract, agreement or instrument, provided, that
                                                             --------
obtaining such consents or approvals with respect to the credit facility agreements set forth in Section 5.3(d) of the Company Disclosure Schedule shall not be a condition precedent to the respective obligations of Parent and Acquisition to effect the Merger;


          (e) Parent shall have received the opinion, based on the representations of the Company and Parent and Acquisition substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, of Gibson, Dunn & Crutcher LLP, counsel to Parent, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect; and


          (f) there shall have been no events, changes or effects with respect to the Company or its subsidiaries having a Material Adverse Effect on the Company.

                                  ARTICLE 6



                       TERMINATION; AMENDMENT; WAIVER


     Section 6.1.  Termination.
                   -----------
     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the Company's stockholders:


          (a) by mutual written consent of Parent, Acquisition and the Company;


          (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by February 29, 2000 (the "Expiration Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;


          (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Expiration Date (or as otherwise extended), provided that the Company has not breached any of its obligations hereunder; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder; (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; (iv) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (v) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, provided, that the Company shall not be entitled to terminate
               --------
this Agreement pursuant to clause (iv) or (v) hereof unless (x) the Company has complied with Section 4.4 hereof and (y) prior to such termination, the Company shall have paid to Parent, in immediately available funds, the amounts required to be paid pursuant to Section 6.3(a) hereof; (vi) the Initial Parent Price exceeds the Final Parent Price by an amount in excess of 20% of the Initial Parent Price;

or (vii) there shall have been events, changes or effects with respect to Parent and its subsidiaries having a Material Adverse Effect on Parent; or


          (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in
Section 5.3(a) would be incapable of being satisfied by the Expiration Date (or as otherwise extended), provided that neither Parent nor Acquisition has breached any of its obligations hereunder; (ii) there shall have been a breach by the Company of any of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of its obligations hereunder; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing;
(v) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or (vi) there shall have been events, changes or effects with respect to the Company and its subsidiaries having a Material Adverse Effect on the Company.


     Section 6.2.  Effect of Termination.
                   ---------------------
     In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.8(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.


     Section 6.3.  Fees and Expenses.
                   -----------------


          (a) In the event that this Agreement shall be terminated pursuant to:


               (i)     Sections 6.1(c)(iv) or (v) or 6.1(d)(iii) or (iv);


               (ii) Sections 6.1(d)(i) or (ii) and, within twelve months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any party (or any affiliate thereof) (x) with which the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to which the Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) which had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) after the date hereof and prior to such termination; or

               (iii) Sections 6.1(c)(iii) or 6.1(d)(v) and, at the time of the Company stockholders' meeting at which the Company failed to obtain the requisite vote, as applicable, either (x) there shall be outstanding an offer by a Third Party to consummate, or there shall have been under consideration by the Company or there shall have been publicly announced a plan or proposal with respect to, a Third Party Acquisition or (y) any Third Party shall have publicly reported beneficial ownership (whether or not such report disclaims beneficial ownership) of 20% or more of the outstanding Shares (unless such Third Party is the person named on Section 4.4(c) of the Company Disclosure Schedule, in which event 20% shall be deemed to be replaced by 30% for purposes of this clause (y));


Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of $16.5 million as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty.


          (b) Upon the termination of this Agreement pursuant to Sections 6.1(c)(iii) or (vi) or 6.1(d)(i), (ii) or (v), in addition to any other remedies that Parent or Acquisition may have as a result of such termination, the Company shall reimburse Parent, Acquisition and their affiliates (not later than ten business days after submission of statements therefor) for all documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants), up to an aggregate of $5 million, which amount shall be credited against the fee payable pursuant to Section 6.3(a), if any.


          (c) Upon the termination of this Agreement pursuant to Section 6.1(c)(i) or (ii), in addition to any other remedies that the Company may have as a result of such termination, Parent shall reimburse the Company and their affiliates (not later than ten business days after submission of statements therefor) for all documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants), up to an aggregate of $5 million.


          (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.


     Section 6.4.  Amendment.
                   ---------
     This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.


     Section 6.5.  Extension; Waiver.
                   -----------------
     At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.



                                  ARTICLE 7



                                MISCELLANEOUS


     Section 7.1.  Nonsurvival of Representations and Warranties.
                   ---------------------------------------------
     The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.


     Section 7.2.  Entire Agreement; Assignment.
                   ----------------------------
     This Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign
                               --------  -------
any or all of its rights and obligations under this Agreement to any direct, wholly-owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.


     Section 7.3.  Validity.
                   --------
     If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby and, to such end, the provisions of this Agreement are agreed to be severable.


     Section 7.4.  Notices.
                   -------
     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by overnight courier to each other party as follows:

if to Parent or Acquisition:  Computer Sciences Corporation
                              2100 East Grand Avenue
                              El Segundo, CA  90245
                              Attention:  Hayward D. Fisk, Esq.
                                          Paul T. Tucker


with a copy to:               Gibson, Dunn & Crutcher
                              333 South Grand Avenue
                              Los Angeles, CA 90071
                              Attention: Ronald S. Beard, Esq.


if to the Company to:         Nichols Research Corporation
                              4090 South Memorial Parkway
                              Huntsville, Alabama  35815
                              Attention:  Chris H. Horgen


with a copy to:               Weil, Gotshal & Manges  LLP

                              765 Fifth Avenue
                              New York, NY  10153
                              Attention: Frederick S. Green


or to such other address as the person to which notice is given may have previously furnished to the others in writing in the manner set forth above.


     Section 7.5.  Governing Law.
                   -------------
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.


     Section 7.6.  Descriptive Headings.
                   --------------------
     The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.


     Section 7.7.  Parties in Interest.
                   -------------------
     This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 1.11, 4.11 and 7.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.


     Section 7.8.  Certain Definitions.
                   -------------------
     For the purposes of this Agreement, the term:


          (a) "affiliate" of a person means (except as otherwise provided in Sections 2.18, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial ownership" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act;


          (c) "business day" means any day other than a day on which the NYSE is closed;


          (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;


          (e) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;


          (f) "person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other legal entity; and


          (g) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such legal entity, or, with respect to any entity without capital stock, 50% or more of the equity interests or 50% or more of the voting interests in such entity.


     Section 7.9.  Personal Liability.
                   ------------------
     This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of or in any party hereto.


     Section 7.10.  Specific Performance.
                    --------------------
     The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if Parent is entitled to receive and in fact receives any payment or reimbursement of expenses pursuant to Sections 6.3(a) or (b), it shall not be entitled to specific performance to compel the consummation of the Merger.

     Section 7.11.  Counterparts.
                    ------------
     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.


                                       NICHOLS RESEARCH CORPORATION




                                       By: /s/ Chris H. Horgen
                                           -------------------------------
                                           Name:  Chris H. Horgen
                                           Title: Chairman


                                       COMPUTER SCIENCES CORPORATION



                                       By: /s/ Van B. Honeycutt
                                           -------------------------------

                                           Name:  Van B. Honeycutt

                                           Title: Chairman


                                       NEVADA ACQUISITION CORPORATION



                                       By: /s/ Leon J. Level
                                           -------------------------------

                                           Name:  Leon J. Level
                                           Title: Vice President